UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      September 16, 2008

SUNSHINE FINANCIAL, INC.
(Exact name of Registrant as specified in its Charter)

United States	333-151131	30-0484296
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1400 East Park Avenue, Tallahassee, Florida	32301
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (850) 219-7200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

        On September 16, 2008, our Plan of Reorganization and Stock Issuance was amended and restated to increase the individual purchase limitation and the overall group purchase limitation of Sunshine Financial, Inc. common stock sold in the offering (688,500 shares at the minimum of the offering range and 931,500 shares at the maximum of the offering range) to 34,425 shares.

        The foregoing description of the terms of the Plan of Reorganization and Stock Issuance is qualified in its entirety by reference to the Plan of Reorganization and Stock Issuance which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

ITEM 8.01     OTHER EVENTS.

         On September 18, 2008, Sunshine Savings Bank announced that Sunshine Financial, Inc., its proposed holding company, had completed its subscription offering to depositors and was extending its community offering to members of the local community and general public.  Sunshine Financial may terminate the community offering at any time.

In addition, Sunshine Financial announced that it has increased the individual purchase limitation and the overall group purchase limitation of the common stock sold in the offering as further described in Item 1.01 above.

The forgoing description is qualified in its entirety by reference to the press release, a copy of which is filed as Exhibit 99.1 hereto and incorporated by reference herein.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

        (d)   Exhibits

            2.1       Plan of Reorganization and Stock Issuance, as amended and restated.
99.1     Press Release Dated September 18, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNSHINE FINANCIAL, INC. (IN FORMATION)

Date: September 19, 2008	By:	/s/ Louis O. Davis
Louis O. Davis, Jr. President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Plan of Reorganization and Stock Issuance, as amended and restated.
99.1	Press Release, dated September 18, 2008